DRAFT: 14.07.04                                                     EXHIBIT 4.12


                       FIFTH ISSUER BANK ACCOUNT AGREEMENT

                             DATED [22ND JULY], 2004

                         PERMANENT FINANCING (NO. 5) PLC
                                 AS FIFTH ISSUER

                                       AND

                                   HALIFAX PLC
                          AS FIFTH ISSUER CASH MANAGER

                                       AND

                THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
                          AS FIFTH ISSUER ACCOUNT BANK

                                       AND

                              THE BANK OF NEW YORK
                               AS SECURITY TRUSTEE



                                 ALLEN & OVERY
                               ALLEN & OVERY LLP
                                     LONDON
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                                   CONTENTS

CLAUSE                                                                     PAGE

1.    Definitions and Interpretation......................................... 1
2.    The Fifth Issuer Transaction Account................................... 1
3.    Additional Fifth Issuer Accounts....................................... 2
4.    Payments............................................................... 3
5.    Mandates and Statements................................................ 4
6.    Acknowledgement by the Fifth Issuer Account Bank....................... 4
7.    Certification, Indemnity and Acceleration Notice....................... 6
8.    Change of Security Trustee or Fifth Issuer Account Bank................ 6
9.    Termination............................................................ 7
10.   Further Assurance..................................................... 10
11.   Confidentiality....................................................... 10
12.   Costs................................................................. 10
13.   Notices............................................................... 10
14.   Interest.............................................................. 11
15.   Withholding........................................................... 11
16.   Tax Status.............................................................12
17.   Entire Agreement...................................................... 12
18.   Variation and Waiver.................................................. 12
19.   Assignment............................................................ 12
20.   The Security Trustee.................................................. 13
21.   Exclusion of Third Party Rights....................................... 13
22.   Counterparts.......................................................... 13
23.   Governing Law......................................................... 13
24.   Submission to Jurisdiction............................................ 13

SCHEDULE

1.    Form of Fifth Issuer Transaction Account Mandate...................... 14
2.    Form of Notice of Assignment and Acknowledgement of Assignment........ 15
      Part 1 Notice of Assignment - Fifth Issuer Accounts................... 15
      Part 2 Acknowledgement - Fifth Issuer Accounts........................ 17

Signatories................................................................. 18

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THIS FIFTH ISSUER BANK ACCOUNT AGREEMENT is made on [{circle}], 2004

BETWEEN:

(1) PERMANENT FINANCING (NO. 5) PLC (registered number 5114399), a public limited company incorporated under the laws of England and Wales, whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (the FIFTH ISSUER);

(2) HALIFAX PLC (registered number 02367076), a public limited company incorporated under the laws of England and Wales whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG in its capacity as Fifth Issuer Cash Manager;

(3) THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND, a company established by an Act of Parliament of Scotland in 1695 and having its head office at The Mound, Edinburgh EH1 1YZ, acting in its capacity as fifth issuer non-sterling account bank (the FIFTH ISSUER NON-STERLING ACCOUNT BANK) and acting in its capacity as fifth issuer account bank from the branch located at (in the case of the Fifth Issuer Transaction Account) 116 Wellington Street, Leeds LS1 4LT (the FIFTH ISSUER STERLING ACCOUNT BANK and the Fifth Issuer Sterling Account Bank and the Fifth Issuer Non-Sterling Account Bank, together referred to as, the FIFTH ISSUER ACCOUNT
      BANK); and

(4) THE BANK OF NEW YORK, a New York banking corporation whose London branch address is at 48th Floor, One Canada Square, London E14 5AL, in its capacity as Security Trustee.

IT IS HEREBY AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

      The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Agreement and dated [{circle}], 2004 (as the same may be amended, varied or supplemented, from time to time with the consent of the parties to this Agreement) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) and the fifth issuer master definitions and construction schedule, signed for the purposes of identification by Allen & Overy and Sidley Austin Brown & Wood on [{circle}], 2004 (as the same may be amended, varied or supplemented from time to time) (the FIFTH ISSUER MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Schedule and the Fifth Issuer Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 of the Master Definitions and Construction Schedule and the Fifth Issuer Master Definitions and Construction Schedule.

2.    THE FIFTH ISSUER TRANSACTION ACCOUNT

2.1   INSTRUCTIONS FROM FIFTH ISSUER CASH MANAGER TO FIFTH ISSUER ACCOUNT BANK

      Subject to CLAUSE 7.3, the Fifth Issuer Account Bank shall comply with any direction of the Fifth Issuer Cash Manager to effect a payment by debiting the Fifth Issuer Transaction Account if such direction (a) is in writing, is given by telephone and confirmed in writing not later than close of business on the day on which such direction is given, or is given by the

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      internet  banking  service  provided by the  Fifth  Issuer  Account  Bank
      and/or  otherwise  (b)  complies  with the   Fifth   Issuer   Transaction
      Account Mandate.

2.2   TIMING OF PAYMENT

      Without prejudice to the provisions of CLAUSE 4.2, the Fifth Issuer Account Bank agrees that if directed pursuant to CLAUSE 2.1 to make any payment then, subject to CLAUSES 2.4 and 7.3 below, it will do so prior to close of business on the London Business Day on which such direction is received and for value that day provided that, if any direction is received later than 12.00 p.m. (London time) on any London Business Day, the Fifth Issuer Account Bank shall make such payment at the commencement of business on the following London Business Day for value that day.

2.3   FIFTH ISSUER TRANSACTION ACCOUNT CHARGES

      The charges of the Fifth Issuer Account Bank for the operation of the Fifth Issuer Transaction Account shall be debited to the Fifth Issuer Transaction Account only on the first day of each month (or, if such day is not a London Business Day, the next succeeding London Business Day) in accordance with the order of priority set out in the Fifth Issuer Cash Management Agreement, or, following the service of a Fifth Issuer Note Acceleration Notice (that is not withdrawn), the Fifth Issuer Deed of Charge, and the Fifth Issuer by its execution hereof irrevocably agrees that this shall be done. The charges shall be payable at the same rates as are generally applicable to the business customers of the Fifth Issuer Account Bank.

2.4   NO OVERDRAWN BALANCE

      Notwithstanding the provisions of CLAUSE 2.1, amounts shall only be withdrawn from the Fifth Issuer Transaction Account to the extent that such withdrawal does not cause the Fifth Issuer Transaction Account to become overdrawn.

3.    ADDITIONAL FIFTH ISSUER ACCOUNTS

3.1   TERMINATION OF FIFTH ISSUER SWAPS

      If any or all of the Fifth Issuer Swap Agreements terminate and the Fifth Issuer is unable to enter into replacement hedging arrangements, the Fifth Issuer shall instruct the Fifth Issuer Cash Manager to open, as necessary, the relevant Additional Fifth Issuer Account at the Fifth Issuer Account Bank. The Fifth Issuer shall deliver a mandate to the Fifth Issuer Account Bank relating to such Additional Fifth Issuer Account in accordance with this Agreement and the Fifth Issuer Deed of Charge.

3.2   OPERATION OF ADDITIONAL FIFTH ISSUER ACCOUNTS

      In the event that an Additional Fifth Issuer Account is created pursuant to CLAUSE 3.1, the relevant account shall be operated in accordance with the following provisions:

      (a) subject to CLAUSE 7.3, the Fifth Issuer Account Bank shall comply with any direction of the Fifth Issuer Cash Manager to effect a payment by debiting the relevant Additional Fifth Issuer Account if such direction (i) is in writing or is given by telephone and confirmed in writing not later than close of business on the day on which such direction is given or is given by the internet banking service provided by the Fifth Issuer Account Bank, and/or otherwise (ii) complies with the mandates of such Additional Fifth Issuer Account;

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      (b)    the Fifth Issuer Account Bank shall  be  entitled  to  rely on any direction given by telephone which, in its opinion (acting reasonably and in good faith), purports to be given by any Authorised Signatory referred to in the mandates of the relevant Additional Fifth Issuer Account, from time to time and in respect of which the person giving the direction quotes a code reference notified in writing by the Fifth Issuer Cash Manager from time to time to the Fifth Issuer Account Bank and no delay in giving (or the absence of giving) the written confirmation of any such direction shall affect the validity of, or time of giving, the relevant telephone direction;

      (c) without prejudice to the provisions of CLAUSE 4.2, the Fifth Issuer Account Bank agrees that if directed pursuant to CLAUSE 3.2(a)to make any payment then, subject to CLAUSES 3.2(e) and 7.3 below, it will do so prior to close of business on the London Business Day on which such direction is received and for value that day provided that, if any direction is received later than
             3.15 p.m. (London time) (or, in the case of a payment to an account held by a member bank of the Association for Payment Clearing Services (APACS) within the town clearing area, 3.45 p.m. (London time) or, in the case of a payment to another account with the Fifth Issuer Account Bank at the same branch,
             4.00 p.m. (London time)) on any London Business Day, the Fifth Issuer Account Bank shall make such payment at the commencement of business on the following London Business Day for value that day;

      (d) the charges of the Fifth Issuer Account Bank for the operation of the Additional Fifth Issuer Accounts (if established) shall be debited to the relevant Additional Fifth Issuer Account on each Interest Payment Date in accordance with the order of priority set out in the Fifth Issuer Cash Management Agreement or following enforcement of the Fifth Issuer Security, the Fifth Issuer Deed of Charge, and the Fifth Issuer by its execution hereof irrevocably agrees that this shall be done. The charges shall be payable at the same rates as are generally applicable to the business customers of the Fifth Issuer Account Bank; and

      (e) notwithstanding the provisions of CLAUSE 3.2(a), and subject to the Fifth Issuer Deed of Charge, amounts shall only be withdrawn from an Additional Fifth Issuer Account to the extent that such withdrawals do not cause that Additional Fifth Issuer Account to become overdrawn.

4.    PAYMENTS

4.1   INSTRUCTIONS FROM THE FIFTH ISSUER CASH MANAGER

      (a) The Fifth Issuer Cash Manager shall, no later than 11.00 a.m. (London time) on the fourth London Business Day before the date upon which any payment is due to be made from a Fifth Issuer Account (including the payments due to be made on each Interest Payment Date), submit to the Fifth Issuer Account Bank irrevocable written instructions, or instructions by way of the internet banking service provided by the Fifth Issuer Account Bank as to the payments to be made out of the relevant accounts on such date.

      (b) The Fifth Issuer Account Bank shall comply with the instructions described in CLAUSE 4.1(a) and shall effect the payments specified in such instructions not later than the time specified for payment therein (provided that the Fifth Issuer Account Bank shall not have any liability to any person if it fails to effect timely payment by reason of strike, computer failure, power cut or other matters beyond its control) on the relevant date if the instructions comply with the relevant Fifth Issuer Account Mandate.

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4.2   TIMING OF PAYMENT

      The Fifth Issuer Account  Bank  agrees  that  it  will,  not  later  than
      11.00 a.m. (London time) on the second London Business Day prior to each Interest Payment Date, confirm to the Fifth Issuer Cash Manager (provided that such is the case) that it has received irrevocable instructions to effect payment to the Principal Paying Agent on the relevant Interest Payment Date and specifying the amount of the payment to be made and that, subject to receipt of funds, it will effect such payment.

5.    MANDATES AND STATEMENTS

5.1   SIGNING AND DELIVERY OF MANDATES

      The Fifth Issuer has delivered to the Fifth Issuer Account Bank prior to the Fifth Issuer Closing Date the Fifth Issuer Transaction Account Mandate in or substantially in the form set out in SCHEDULE 1 hereto duly executed and relating to the Fifth Issuer Transaction Account, and the Fifth Issuer Account Bank hereby confirms to the Security
      Trustee that the Fifth Issuer Transaction Account Mandate has been provided to it, that the Fifth Issuer Transaction Account is open and that the Fifth Issuer Transaction Account Mandate is operative. The Fifth Issuer agrees that, if an additional account is opened pursuant to CLAUSE 3.1 (above), it will deliver to the Fifth Issuer Account Bank a duly executed mandate relating to such Additional Fifth Issuer Account. The Fifth Issuer Account Bank acknowledges that the Fifth Issuer Transaction Account Mandate and any other mandates delivered from time to time pursuant hereto shall be subject to the terms of the
       Fifth Issuer Deed of Charge and this Agreement.

5.2   AMENDMENT OR REVOCATION

      The Fifth Issuer Account Bank agrees that it shall notify the Security Trustee as soon as is reasonably practicable and in accordance with CLAUSE 13 if it receives any amendment to or revocation of any Fifth Issuer Account Mandate that it holds (other than a change of Authorised Signatory) and shall require the prior written consent of the Security Trustee to any such amendment or revocation (other than a change of Authorised Signatory) but, unless a Fifth Issuer Account Mandate is revoked, the Fifth Issuer Account Bank may continue to comply with that amended Fifth Issuer Account Mandate (as it may from time to time be amended in accordance with the provisions of this CLAUSE 5.2) unless it receives notice in writing from the Security Trustee to the effect that a Fifth Issuer Note Acceleration Notice has been served or that the appointment of Halifax plc as Fifth Issuer Cash Manager under the Fifth Issuer Cash Management Agreement has been terminated and shall, thereafter, act solely on the instructions of the Security Trustee and in accordance with the terms thereof as provided in CLAUSE 7.3 of this Agreement.

6.    ACKNOWLEDGEMENT BY THE FIFTH ISSUER ACCOUNT BANK

6.1   RESTRICTION ON FIFTH ISSUER ACCOUNT BANK'S RIGHTS

      Notwithstanding anything to the contrary in any Fifth Issuer Account Mandate, the Fifth Issuer Account Bank hereby:

      (a) waives any right it has or may hereafter acquire to combine, consolidate or merge any Fifth Issuer Account with any other account of the Fifth Issuer Cash Manager, the Fifth Issuer, the Mortgages Trustee, Funding 1, the Seller, the Security Trustee or any other person or any liabilities of the Fifth Issuer Cash Manager, the Fifth Issuer, the

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             Mortgages  Trustee,  Funding 1, the Seller, the Security Trustee or
             any other person owing to it;

      (b) agrees that it may not exercise any lien, or, to the extent permitted by law, any set-off or transfer any sum standing to the credit of or to be credited to any Fifth Issuer Account in or towards satisfaction of any liabilities of the Fifth Issuer Cash Manager, the Fifth Issuer, the Mortgages Trustee, Funding 1, the Seller, the Security Trustee or any other person owing to it;

      (c) in addition to and without prejudice to its rights and obligations as a Fifth Issuer Secured Creditor, agrees that it will not take, and shall not take, any steps whatsoever to recover any amount due or owing to it pursuant to this Agreement or any other debts whatsoever owing to it by the Fifth Issuer, or procure the winding-up or liquidation of the Fifth Issuer or the making of an administration order in relation to the Fifth Issuer or the filing of documents with the court in relation to the Fifth Issuer or the service of a notice of intention to appoint an administrator in relation to the Fifth Issuer in respect of any of the liabilities of the Fifth Issuer whatsoever other than to the extent expressly permitted under the Fifth Issuer Deed of Charge;

      (d) agrees that it shall have recourse only to sums paid to or received by (or on behalf of) the Fifth Issuer pursuant to the Transaction Documents subject always to and in accordance with the order of priority set out in the Fifth Issuer Deed of Charge;

      (e) agrees that it will notify, in accordance with CLAUSE 13, the Fifth Issuer Cash Manager, the Fifth Issuer and the Security Trustee if compliance with any instruction would cause any Fifth Issuer Account to have a negative balance, such notification to be given on the same London Business Day that it determines that compliance with such instruction would cause any such account to have a negative balance; and

      (f) acknowledges that the Fifth Issuer has, pursuant to the Fifth Issuer Deed of Charge, inter alia, assigned by way of security all its rights, title, interest and benefit, present and future, in and to, all sums from time to time standing to the credit of the Fifth Issuer Accounts and all of its rights under this Agreement to the Security Trustee.

6.2   NOTICE OF ASSIGNMENT AND ACKNOWLEDGEMENT

      The Fifth Issuer Account Bank agrees that promptly upon receipt of a notice of assignment signed by the Fifth Issuer, in (or substantially in) the form of notice set out in PART 1 of SCHEDULE 2 hereto, the Fifth Issuer Account Bank shall sign and duly return to the Fifth Issuer, with a copy to the Security Trustee, an acknowledgement in (or substantially in) the form of acknowledgement set out in PART 2 of SCHEDULE 2.

6.3  MONTHLY STATEMENT

      Unless and until directed otherwise by the Security Trustee in accordance with CLAUSE 13, the Fifth Issuer Account Bank shall provide each of the Fifth Issuer Cash Manager, the Fifth Issuer and the Security Trustee with a written statement setting out the amounts standing to the credit of the Fifth Issuer Accounts at the close of business on the London Business Day immediately preceding the relevant statement date and/or such other relevant date set out in a statement request (i) on a monthly basis and, in any event, within three London Business Days of the relevant statement date and (ii) as soon as reasonably practicable after receipt of a request for a statement. The Fifth Issuer Account Bank is hereby authorised by the Fifth Issuer to provide statements in respect of the Fifth Issuer Accounts, to the Fifth Issuer Cash Manager and the Security Trustee.

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7.    CERTIFICATION, INDEMNITY AND ACCELERATION NOTICE

7.1 FIFTH ISSUER ACCOUNT BANK TO COMPLY WITH FIFTH ISSUER CASH MANAGER'S INSTRUCTIONS

      Unless otherwise directed in writing by the Security Trustee pursuant to CLAUSE 7.3, in making any transfer or payment from the Fifth Issuer Accounts in accordance with this Agreement, the Fifth Issuer Account Bank shall be entitled to act as directed by the Fifth Issuer Cash Manager pursuant to CLAUSES 2.1 and 4.1 or pursuant to CLAUSES 3.1 and 4.2, as the case may be, and to rely as to the amount of any such transfer or payment on the Fifth Issuer Cash Manager's instructions in accordance with the relevant Fifth Issuer Account Mandate, and the Fifth Issuer Account Bank shall have no liability to the Fifth Issuer Cash Manager, the Fifth Issuer or the Security Trustee for having acted on such instructions except in the case of its wilful default, fraud or negligence.

7.2   FIFTH ISSUER'S INDEMNITY

      Subject to the priority of payments set out in the Fifth Issuer Cash Management Agreement or the Fifth Issuer Deed of Charge, as the case may be, the Fifth Issuer shall indemnify the Fifth Issuer Account Bank or, pursuant to CLAUSE 7.3, the Security Trustee, as the case may be, to the extent of funds then standing to the credit of the relevant Fifth Issuer Account against any loss, cost, damage, charge or expense incurred by the Fifth Issuer Account Bank and/or the Security Trustee, as the case may be, in complying with any instruction delivered pursuant to and in accordance with this Agreement, save that this indemnity shall not extend to:

      (a) the charges of the Fifth Issuer Account Bank (if any) for the operation of the Fifth Issuer Accounts other than as provided in this Agreement; and

      (b) any loss, cost, damage, charge or expense arising from any breach by the Fifth Issuer Account Bank of its obligations under this Agreement.

7.3 CONSEQUENCES OF A FIFTH ISSUER INTERCOMPANY LOAN ACCELERATION NOTICE OR A FIFTH ISSUER NOTE ACCELERATION NOTICE

      The Fifth Issuer Account Bank acknowledges that, if it receives notice in writing from the Security Trustee to the effect that (a) the Security Trustee has served (i) a Fifth Issuer Intercompany Loan Acceleration Notice, or (ii) a Fifth Issuer Note Acceleration Notice, or (b) that the appointment of Halifax plc as Fifth Issuer Cash Manager under the Fifth Issuer Cash Management Agreement has been terminated (but without prejudice to CLAUSE 7.1 above) all right, authority and power of the Fifth Issuer Cash Manager in respect of the Fifth Issuer Accounts shall be terminated and be of no further effect and the Fifth Issuer Account Bank agrees that it shall, upon receipt of such notice from the Security Trustee, comply with the directions of the Security Trustee or any successor cash manager appointed by the Security Trustee (subject to such successor cash manager having
      entered  into an  agreement  with the  Fifth   Issuer   Account  Bank  on
      substantially the same terms as this Agreement) in relation to the operation of the Fifth Issuer Accounts.

8.    CHANGE OF SECURITY TRUSTEE OR FIFTH ISSUER ACCOUNT BANK

8.1   CHANGE OF SECURITY TRUSTEE

      In the event that there is any change in the identity of the Security Trustee or an additional Security Trustee is appointed in accordance with the provisions of the Fifth Issuer Deed of Charge, the existing Security Trustee, the new Security Trustee or the retiring Security Trustee, as the case may be, the Fifth Issuer Cash Manager, the Fifth Issuer and the Fifth

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      Issuer  Account Bank  shall  execute  such  documents   and   take   such
      actions as such of the new Security Trustee and the retiring Security Trustee or, as the case may be, the existing Security Trustee shall agree are reasonably necessary for the purpose of vesting in such new Security Trustee the rights, benefits and obligations of the Security Trustee under this Agreement and releasing the retiring Security Trustee from its future obligations hereunder.

8.2   CHANGE OF FIFTH ISSUER ACCOUNT BANK

      If there is any change in the identity of the Fifth Issuer Account Bank, then the Fifth Issuer Cash Manager, the Fifth Issuer, the Security Trustee and any other existing Fifth Issuer Account Bank shall execute such documents and take such actions as the new Fifth Issuer Account Bank and the outgoing retiring Fifth Issuer Account Bank and the Security Trustee may require for the purpose of vesting in the new Fifth Issuer Account Bank the rights and obligations of the outgoing Fifth Issuer Account Bank and releasing the outgoing Fifth Issuer Account Bank from its future obligations under this Agreement.

9.    TERMINATION

9.1   TERMINATION EVENTS

      The Fifth Issuer Cash Manager or the Fifth Issuer:

      (a) shall (with the prior written consent of the Security Trustee) terminate this Agreement and close the Fifth Issuer Accounts, in the event any of the matters specified in paragraphs (ii) to (v) below occur; and

      (b) may (with the prior written consent of the Security Trustee) terminate this Agreement and close the Fifth Issuer Accounts, in the event any of the matters specified in paragraphs (i) and (vi) below occur, in each case, by serving a written notice of termination on the Fifth Issuer Account Bank in the following circumstances

             (i) if a deduction or withholding for or on account of any Tax is imposed, or it appears likely that such a deduction or withholding will be imposed, in respect of the interest payable on any of the Fifth Issuer Accounts held with it; or

             (ii) the short-term, unsecured, unsubordinated and unguaranteed debt obligations of the Fifth Issuer Account Bank cease to have a rating of at least P-1 from Moody's, A-1+ from S&P or F1+ from Fitch, as the case may be; or

             (iii) if the Fifth Issuer Account  Bank,  otherwise  than  for the purposes of such amalgamation or reconstruction as is referred to in paragraph (d) below, ceases or, through an authorised action of the board of directors of the Fifth Issuer Account Bank, threatens to cease to carry on all or substantially all of its business or is deemed unable to pay its debts as and when they fall due within the meaning of section 123(1)(a) of the Insolvency Act 1986 (on the basis that the reference in such section to {pound-sterling}750 was read as a reference to {pound-sterling}10 million), sections 123(1)(b), (c), (d) and (e) (on the basis that the words "for a sum exceeding {pound-sterling}10 million" were inserted after the words "extract registered bond" and "extract registered protest" and section 123(2) of the Insolvency Act 1986 (as that Section may be amended) or ceases to be an authorised institution under the Financial Services and Markets Act 2000; or

             (iv) if an order is made or an effective resolution is passed for the winding-up of the Fifth Issuer Account Bank except a winding-up for the purposes of or pursuant to a solvent amalgamation or reconstruction the terms of which have previously been approved in writing by the Security Trustee (such approval not to be unreasonably withheld or delayed); or

             (v) if proceedings are initiated against the Fifth Issuer Account Bank under any applicable liquidation, insolvency, bankruptcy, composition, reorganisation (other than a reorganisation where the Fifth Issuer Account Bank is solvent) or other similar laws (including, but not limited to, presentation of a petition for an administration order, the filing of documents with the court for the appointment of an administrator or the service of a notice of intention to appoint an administrator) and (except in the case of presentation of petition for an administration order, the filing of documents with the court for the appointment of an administrator or the service of a notice of intention to appoint an administrator) such proceedings are not, in the reasonable opinion of the Security Trustee, being disputed in good faith with a reasonable prospect of success or an administration order is granted or the appointment of an administrator takes effect or an administrative receiver or other receiver, liquidator, trustee in sequestration or other similar official is appointed in relation to the Fifth Issuer Account Bank or in relation to the whole or any substantial part of the undertaking or assets of the Fifth Issuer Account Bank, or an encumbrancer takes possession of the whole or any substantial part of the undertaking or assets of the Fifth Issuer Account Bank, or a distress, execution or diligence or other process shall be levied or enforced upon or sued out against the whole or any substantial part of the undertaking or assets of the Fifth Issuer Account Bank and such possession or process (as the case may be) is not discharged or otherwise ceases to apply within 30 days of its commencement, or the Fifth Issuer Account Bank initiates or consents to judicial proceedings relating to itself under applicable liquidation, insolvency, bankruptcy, composition, reorganisation or other similar laws or makes a conveyance or assignment or assignation for the benefit of its creditors generally or takes steps with a view to obtaining a moratorium in respect of any of indebtedness; or

             (vi) if the Fifth Issuer Account Bank fails to perform any of its obligations under this Agreement and such failure remains unremedied for three London Business Days after the Fifth Issuer Cash Manager or the Security Trustee, as the case may be, has given notice of such failure.

9.2   TERMINATION OPTION

      The Fifth Issuer and the Security Trustee, upon a breach by the Fifth Issuer Account Bank of its obligations under this Agreement, may, by giving one month's prior written notice to the Fifth Issuer Account Bank (with a copy to the Security Trustee), terminate the appointment of the Fifth Issuer Account Bank, provided that:

      (a) such termination shall not be effective until a replacement financial institution or institutions (in each case (i) with a short-term unsecured, unsubordinated and unguaranteed debt obligation rating of at least P-1 (in the case of Moody's) and A-1+ (in the case of S&P) and F1+ (in the case of Fitch) and (ii) being an authorised institution under the Financial Services and Markets Act 2000) shall have entered into an agreement in form and substance similar to this Agreement; and

      (b) such termination would not adversely affect the then current ratings of the Fifth Issuer Notes.

      The Fifth Issuer Cash Manager and the Fifth Issuer shall use reasonable endeavours to agree such terms with such a replacement financial institution or institutions within 60 days of the date of the notice. In the event of such termination the Fifth Issuer Account Bank shall assist the other parties hereto to effect an orderly transition of the banking arrangements documented hereby and the Fifth Issuer shall reimburse the Fifth Issuer Account Bank for its reasonable costs and any amounts in respect of Irrecoverable VAT thereon (including reasonable costs and expenses) incurred during the period of, and until completion of, such transition.

9.3   NOTIFICATION OF TERMINATION EVENT

      Each of the Fifth Issuer, the Fifth Issuer Cash Manager and the Fifth Issuer Account Bank undertakes and agrees to notify the Security Trustee in accordance with CLAUSE 13 promptly upon becoming aware thereof of any event which would or could entitle the Security Trustee to serve a notice
      of termination pursuant to CLAUSES 9.2  TO   9.4 (inclusive).

9.4   TERMINATION BY SECURITY TRUSTEE

      In addition, prior to the service of a Fifth Issuer Intercompany Loan Acceleration Notice or a Fifth Issuer Note Acceleration Notice, the Security Trustee may terminate this Agreement and close the Fifth Issuer Accounts by serving a notice of termination if any of the events specified in CLAUSE 9.1(b)(i) to (vi) (inclusive) of this Agreement occurs in relation to the Fifth Issuer Account Bank. Following the service of a Fifth Issuer Intercompany Loan Acceleration Notice or a Fifth Issuer Note Acceleration Notice, the Security Trustee may serve a notice of termination at any time.

9.5   AUTOMATIC TERMINATION

      This Agreement shall automatically terminate (if not terminated earlier pursuant to this CLAUSE 9) on the date falling 90 days after all Fifth Issuer Secured Obligations have been irrevocably discharged in full.

9.6   TERMINATION BY FIFTH ISSUER ACCOUNT BANK

      The Fifth Issuer Account Bank may terminate this Agreement and cease to operate the Fifth Issuer Accounts at any time:

      (a) on giving not less than six months' prior written notice thereof ending on any London Business Day which does not fall on either an Interest Payment Date or less than 10 London Business Days before an Interest Payment Date to each of the other parties hereto without assigning any reason therefor; and

      (b) on giving not less than three months' prior written notice thereof ending on any London Business Day which does not fall on either an Interest Payment Date or less than 10 London Business Days before an Interest Payment Date to each of the other parties hereto, if the Fifth Issuer Account Bank shall have demanded payment of its due charges or any interest and the same shall have remained unpaid for a period of one month, provided that if the relevant amounts have been paid on or before the date six weeks after the date of delivery of such notice the notice shall have no effect,

      Provided that such termination shall not take effect:

          (i) until a replacement financial institution or institutions (in each case, (A) with a short-term unsecured, unsubordinated and unguaranteed debt obligation rating of at least P-1 (in the case of Moody's) and A-1+ (in the case of S&P) and F1+ (in the case of Fitch) and (B) being an authorised institution under the Financial Services and Markets Act 2000) shall have entered into an agreement in form and substance similar to this Agreement; and

          (ii) if the then current ratings of the Fifth Issuer Notes would be adversely affected thereby.

      In either case the Fifth Issuer Account Bank shall not be responsible for any costs or expenses occasioned by such termination and cessation. In the event of such termination and cessation the Fifth Issuer Account Bank shall assist the other parties hereto to effect an orderly transition of the banking arrangements documented hereby.

10.    FURTHER ASSURANCE

      The parties hereto agree that they will co-operate fully to do all such further acts and things and execute any further documents as may be necessary or reasonably desirable to give full effect to the arrangements contemplated by this Agreement.

11.    CONFIDENTIALITY

      None of the parties hereto shall during the term of this Agreement or after its termination disclose to any person whatsoever (except as provided herein or in any of the Transaction Documents to which it is a party or with the authority of the other parties hereto or so far as may be necessary for the proper performance of its obligations hereunder or unless required by law or any applicable stock exchange requirement or any governmental or regulatory authority or ordered to do so by a court of competent jurisdiction or by the Inland Revenue or the Commissioners of Customs and Excise or the Bank of England or the Financial Services Authority) any information relating to the business, finances or other matters of a confidential nature of any other party hereto of which it may in the course of its duties hereunder have become possessed and each of the parties hereto shall use all reasonable endeavours to prevent any such disclosure.

12.    COSTS

      The Fifth Issuer agrees to pay the reasonable costs and any amounts in respect of Irrecoverable VAT thereon (including reasonable legal costs and expenses) of the Fifth Issuer Account in connection with the negotiation of this Agreement and the establishment of the Fifth Issuer Accounts respectively and the negotiation and execution of any further documents and the taking of any further action to be executed or taken pursuant to CLAUSES 8, 9 (other than CLAUSES 9.1(b)(ii), 9.1(b)(iii), 9.1(b)(iv), 9.1(b)(v), 9.1(b)(vi) 9.5 and 9.6(a)) and 10.

13.    NOTICES

      Any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 5.00 p.m. (London time) on a London Business Day or on the next London Business Day if delivered thereafter or on a day which is not a London Business Day or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

      (a) in the case of the Fifth Issuer Cash Manager, to Halifax plc, Trinity Road (LP/3/3/SEC), Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 113 235 7511) for the attention of the Head of Mortgage Securitisation with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (020) 7574 8784) for the attention of Head of Capital Markets and Securitisation;

      (b) in the case of the Fifth Issuer, to Permanent Financing (No. 5) PLC, Blackwell House, Guildhall Yard, London EC2V 5AE (facsimile number +44 (020) 7556 0975) for the attention of the Directors with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (020) 7574 8784) for the attention of Head of Capital Markets and Securitisation;

      (c) in the case of the Security Trustee, to The Bank of New York, 48th Floor, One Canada Square, London E14 5AL, (facsimile number +44
             (020) 7964 6399) for the attention of Global Structured Finance - Corporate Trust; and

      (d) in the case of the Fifth Issuer Account Bank, the Bank of Scotland, Leeds Business Centre, 116 Wellington Street, Leeds, LS1 4LT (facsimile number +44 (0) 1132 155804) for the attention of the Associate Director with copies to: Bank of Scotland, c/o Halifax plc, Bradford Business Centre, 28 Bank Street, Bradford BD1 1PT (facsimile number +44 (0) 1274 725290 for the attention of the Associate Director; Halifax plc, Trinity Road (LP/3/3/SEC), Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 113 235
             7511) for the attention of the Head of Mortgage Securitisation; and HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (020) 7574 8784) for the attention of Head of Capital Markets and Securitisation.

14.    INTEREST

14.1 The Fifth Issuer Account Bank shall pay, on the first day of each month (or if such day is not a London Business Day on the next succeeding London Business Day) in respect of the preceding month, interest on any cleared credit balances on the Fifth Issuer Transaction Account at a rate of Sterling-LIBOR for three month sterling deposits in respect of such period less 0.25 per cent. per annum.

14.2 Any Additional Fifth Issuer Account opened with the Fifth Issuer Account Bank or any other bank shall be an interest bearing account.

15.    WITHHOLDING

      All payments by the Fifth Issuer Account Bank under this Agreement shall be made in full without any deduction or withholding (whether in respect of set-off, counterclaim, duties, Taxes, charges or otherwise whatsoever) unless the deduction or withholding is required by law, in which event the Fifth Issuer Account Bank shall:

      (a) ensure that the deduction or withholding does not exceed the minimum amount legally required;

      (b) pay to the relevant taxation or other authorities within the period for payment permitted by applicable law the full amount of the deduction or withholding;

      (c) furnish to the Fifth Issuer or the Security Trustee (as the case may be) within the period for payment permitted by the relevant law, either:

             (i) an official receipt of the relevant taxation authorities involved in respect of all amounts so deducted or withheld; or

             (ii) if such receipts are not issued by the taxation authorities concerned on payment to them of amounts so deducted or withheld, a certificate of deduction or equivalent evidence of the relevant deduction or withholding; and

      (d) account to the Fifth Issuer in full by credit to the relevant Fifth Issuer Account of an amount equal to the amount of any rebate, repayment or reimbursement of any deduction or withholding which the Fifth Issuer Account Bank has made pursuant to this CLAUSE 15 and which is subsequently received by the Fifth Issuer Account Bank.

16.   TAX STATUS

16.1 The Fifth Issuer Account Bank hereby represents and warrants that it is a bank for the purposes of section 349 of the Income and Corporation Taxes Act 1988, is entering into this Agreement in the ordinary course of its business, will pay interest pursuant hereto in the ordinary course of such business, will bring into account payments (other than deposits) made under this Agreement in computing its income for United Kingdom Tax purposes and undertakes that it will not cease to be so or to do so otherwise than as a result of the introduction of, change in, or change in the interpretation, administration or application of, any law or regulation or any practice or concession of the United Kingdom Inland Revenue occurring after the date of this Agreement.

16.2 The Fifth Issuer Account Bank will procure that any of its successors or assigns will provide the same representation as to its Tax status as is provided by the relevant Fifth Issuer Account Bank in CLAUSE 16.1 above.

17.   ENTIRE AGREEMENT

      This Agreement and the schedules together constitute the entire agreement and understanding between the parties in relation to the subject matter hereof and cancel and replace any other agreement or understanding in relation thereto.

18.   VARIATION AND WAIVER

      No variation, waiver or novation of this Agreement or any provision(s) of this Agreement shall be effective unless it is in writing and executed by (or by some person duly authorised by) each of the parties hereto. No single or partial exercise of, or failure or delay in exercising, any right under this Agreement shall constitute a waiver or preclude any other or further exercise of that or any other right.

19.   ASSIGNMENT

      Subject as provided in or contemplated by CLAUSES  6.1(f) and 8.2:

      (a) the Fifth Issuer Account Bank may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Fifth Issuer and the Security Trustee;

      (b) the Fifth Issuer may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Fifth Issuer Account Bank and the Security Trustee; and

      (c) the Fifth Issuer Account Bank may not act through any other branch other than the branch specified on page 1 of this Agreement without the prior written consent of the Fifth Issuer and the Security Trustee (such consent not to be unreasonably withheld).

20.   THE SECURITY TRUSTEE

      The Security Trustee has agreed to become a party to this Agreement for the better preservation and enforcement of its rights under this Agreement but shall have no responsibility for any of the obligations of, nor assume any liabilities to, the Fifth Issuer Cash Manager, the Fifth Issuer Account Bank or the Fifth Issuer hereunder. Furthermore, any liberty or power which may be exercised or made in the Security Trustee's absolute discretion without any obligation to give reasons therefor, but shall in any event be exercised in accordance with the provisions of the Funding 1 Deed of Charge.

21.   EXCLUSION OF THIRD PARTY RIGHTS

      A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

22.   COUNTERPARTS

      This Agreement may be signed (manually or by facsimile) and delivered in one or more counterpart, all of which, taken together, shall constitute one and the same document.

23.   GOVERNING LAW

      This Agreement shall be governed by, and construed in accordance with, the laws of England.

24.   SUBMISSION TO JURISDICTION

      Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first before written.

                                  SCHEDULE 1

               FORM OF FIFTH ISSUER TRANSACTION ACCOUNT MANDATE

                             IN THE FORM ATTACHED

                                  SCHEDULE 2

        FORM OF NOTICE OF ASSIGNMENT AND ACKNOWLEDGEMENT OF ASSIGNMENT

                                    PART 1

                 NOTICE OF ASSIGNMENT - FIFTH ISSUER ACCOUNTS


To:                   The Governor and Company of the Bank of Scotland
                      116 Wellington Street
                      Leeds
                      LS1 4LT

For the attention of: Company Secretary

With a copy to:       The Bank of New York
                      48th Floor
                      One Canada Square
                      London
                      E14 5AL

For the attention of:Global Structured Finance - Corporate Trust

                                                         Date: [{circle}], 2004



Dear Sirs,

RE: PERMANENT FINANCING (NO. 5) PLC

We hereby give you notice that, by a deed of charge dated of even date herewith and made between, inter alios, ourselves, Halifax plc and The Bank of New York, (the SECURITY TRUSTEE), a copy of which is enclosed (the FIFTH ISSUER DEED OF CHARGE), we:

(a) assigned (or to the extent not assignable charged) by way of first fixed security all of our right, title, benefit and interest present and future in and, to now or in the future all moneys standing to the credit of the Fifth Issuer Transaction Account - account number [{circle}] (sort code 14-24-55) and all interest accruing thereon from time to time;

(b) assigned (or to the extent not assignable charged) by way of first fixed security all of our right, title, benefit and interest present and future in and to all moneys standing to the credit of any Additional Fifth Issuer Account established pursuant to CLAUSE 3.1 of the Fifth Issuer Bank Account Agreement and all interest accruing thereon from time to time;

(c) assigned by way of first fixed security all of our right, title, benefit and interest present and future in, to and under the Fifth Issuer Bank Account Agreement of even date herewith between ourselves, yourselves, the Security Trustee and Halifax plc in its capacity as Fifth Issuer Cash Manager.

Accordingly, amounts may and shall be withdrawn from time to time from the Fifth Issuer Transaction Account and/or any Additional Fifth Issuer Account established pursuant to CLAUSE 3.1 of the Fifth Issuer Bank Account Agreement in accordance with the provisions of the Fifth Issuer Cash Management Agreement and the Fifth Issuer Deed of Charge until such time as you receive notice in writing from the Security Trustee in which case you shall thereafter comply with all directions of the Security Trustee.

Please note that the foregoing authorisations and instructions may not be revoked or varied by ourselves without the prior written consent of the Security Trustee.

Please acknowledge receipt of this notice and your acceptance of the instructions herein contained by signing two copies of the attached form of acknowledgement, returning one copy to ourselves and sending the other copy direct to the Security Trustee at 48th Floor, One Canada Square, London E14 5AL for the attention of the Global Structured Finance - Corporate Trust.

This notice of charge and assignment is governed by, and construed in accordance with, the laws of England. Words defined in the Fifth Issuer Master Definitions and Construction Schedule referred to in CLAUSE 1 of the Fifth Issuer Deed of Charge shall have the same meaning in this notice.

Yours faithfully




.........................................................
for and on behalf of
PERMANENT FINANCING (NO. 5) PLC

                                    PART 2

                    ACKNOWLEDGEMENT - FIFTH ISSUER ACCOUNTS


To:          Permanent Financing (No. 5) PLC
             Blackwell House
             Guildhall Yard
             London EC2V 5AE

             For the attention of the Company Secretary

and to:      The Bank of New York
             48th Floor
             One Canada Square
             London
             E14 5AL
             (the SECURITY TRUSTEE)

             For the attention of Global Structured Finance - Corporate Trust

                                                         Date: [{circle}], 2004

Dear Sir,

RE: PERMANENT FINANCING (NO. 5) PLC

We acknowledge receipt of your letter  dated  [{circle}], 2004, a copy of which
is  attached.   Words and expressions defined in  that  letter  have  the  same meanings herein.

In consideration of your agreeing to maintain or establish the Fifth Issuer Accounts with us, we now agree and confirm to the Security Trustee that we accept and will comply with the authorisations and instructions contained in that letter and will not accept or act upon any instructions contrary thereto unless the same shall be in writing signed by the Security Trustee.

This acknowledgement is governed by, and construed in accordance with, the laws of England.

Yours faithfully,




..............................................
for and on behalf of
THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

                                  SIGNATORIES


FIFTH ISSUER
SIGNED by                              )
for and on behalf of                   )
PERMANENT FINANCING (NO. 5) PLC        )



FIFTH ISSUER CASH MANAGER

SIGNED by                              )
as attorney for and on behalf of       )  (as attorney as aforesaid)
HALIFAX PLC in the presence of:        )

Witness's Signature:..............


Name:.............................


Address:..........................


FIFTH ISSUER ACCOUNT BANK

SIGNED by                               )
as attorney for and on behalf of        )
THE GOVERNOR AND COMPANY OF             )  (as attorney as aforesaid)
THE BANK OF SCOTLAND in the             )
 presence of:                           )

Witness's Signature...............


Name:.............................

Address:..........................


SECURITY TRUSTEE

SIGNED by                               )
for and on behalf of                    )
THE BANK OF NEW YORK                    )